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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-0422894 (I.R.S. Employer Identification Number)
750 Lexington Avenue, 25th Floor New York, New York 10022 (Address of Principal Executive Offices)

SCIENTIFIC GAMES CORPORATION
2003 INCENTIVE COMPENSATION PLAN
AND
SCIENTIFIC GAMES CORPORATION
2003 INDUCEMENT STOCK OPTION AGREEMENT GRANTS
FOR EACH OF
STEVEN SAFERIN, ERIC PULLMAN,
ALAN MIDDLETON AND DAVID SCHORR
(Full Title of the Plans)

Martin E. Schloss, Esq.
Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(Name and Address of Agent for Service)

(212) 754-2233
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter G. Smith, Esq.
Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, New York 10022
(212) 715-9100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share ("Class A Common Stock")	500,000	$7.96		$3,980,000.00	$321.98

Class A Common Stock	48,241	$0.01		$482.41	$0.04

Class A Common Stock	5,951,759	$11.74	(2)	$69,873,650.66	$5,652.78

Class A Common Stock	100,000	$6.73		$673,000.00	$54.45

Class A Common Stock	25,000	$7.39		$184,750.00	$14.95

Class A Common Stock	20,000	$7.60		$152,000.00	$12.30

Class A Common Stock	25,000	$5.88		$147,000.00	$11.89

Total	6,670,000			$75,010,883.07	$6,068.39

(1)
This registration statement (this "Registration Statement") covers the offer and sale of up to 6,670,000 shares of Class A Common Stock under the plans listed above.

(2)
Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq National Market on October 24, 2003, which is within five (5) business days prior to the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

  •
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 24, 2003;

  •
  Amendment No. 1 on Form 10-K/A to the Registrant's Annual Report for the fiscal year ended December 31, 2002, filed March 25, 2003;

  •
  Amendment No. 2 on Form 10-K/A to the Registrant's Annual Report for the fiscal year ended December 31, 2002, filed April 30, 2003;

  •
  Amendment No. 3 on Form 10-K/A to the Registrant's Annual Report for the fiscal year ended December 31, 2002, filed August 14, 2003;

  •
  The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed May 9, 2003;

  •
  Amendment No. 1 on Form 10-Q/A to the Registrant's Quarterly Report for the three months ended March 31, 2003, filed August 14, 2003;

  •
  The Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2003, filed August 14, 2003;

  •
  The Registrant's Current Report on Form 8-K, filed January 24, 2003;

  •
  Amendment on Form 8-K/A, filed March 25, 2003, to the Registrant's Current Report on Form 8-K, filed January 24, 2003;

  •
  The Registrant's Current Report on Form 8-K, filed May 23, 2003;

  •
  Amendment on Form 8-K/A, filed May 28, 2003, to the Registrant's Current Report on Form 8-K, filed May 23, 2003;

  •
  The Registrant's Current Report on Form 8-K, filed August 1, 2003;

  •
  The description of the Registrant's Class A Common Stock contained in the latest registration statement of the Registrant with respect to such Class A Common Stock filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

  •
  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

  •
  All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        The Registrant will furnish to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, a copy of any or all of the information that has been incorporated by reference (including any exhibits that are specifically incorporated by reference in that information) upon oral or written request to:

Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
Attn:  Corporate Secretary

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interest of Named Experts and Counsel.

        The validity of the shares of Class A Common Stock offered hereby has been passed upon for the Registrant by Martin E. Schloss, Vice President, General Counsel and Secretary of the Registrant. Mr. Schloss owns 59,165 shares of Class A Common Stock, 17,219 shares of deferred stock and options to purchase 391,000 shares of Class A Common Stock.

Item 6.    Indemnification of Officers and Directors.

        The General Corporation Law of the State of Delaware (the "DGCL") at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one's actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one's conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

        The Certificate of Incorporation of the Registrant provides at Article NINTH that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent allowed by Delaware law. The Registrant's Bylaws at Article VII provide that the Registrant shall indemnify all allowed persons for liabilities and expenses to the fullest extent allowed by Delaware law.

        The Registrant maintains officers' and directors' liability insurance, as permitted by Article VII of the Registrant's Bylaws, which insures against liabilities that officers and directors of the Registrant and its subsidiaries may incur in such capacities.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
5.1	Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.
23.1	Consent of KPMG LLP.
23.2	Consent of counsel (included in Exhibit 5.1 above).
24.1	Power of Attorney (contained in Signature Page hereto).

Item 9.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and an deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that clauses (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining an liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 30th day of October, 2003.

SCIENTIFIC GAMES CORPORATION
By:	/s/ A. LORNE WEIL Name: A. Lorne Weil Title: Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint A. Lorne Weil, Martin E. Schloss and DeWayne E. Laird, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plans listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Scientific Games Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 30, 2003 in the capacities indicated.

Signature	Title(s)

/s/ A. LORNE WEIL A. Lorne Weil	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)
/s/ DEWAYNE E. LAIRD DeWayne E. Laird	Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ PETER A. COHEN Peter A. Cohen	Vice Chairman of the Board
/s/ COLIN J. O'BRIEN Colin J. O'Brien	Director
/s/ ERIC M. TURNER Eric M. Turner	Director
/s/ SIR BRIAN G. WOLFSON Sir Brian G. Wolfson	Director
/s/ ALAN J. ZAKON Alan J. Zakon	Director
/s/ ANTONIO BELLONI Antonio Belloni	Director
/s/ ROSARIO BIFULCO Rosario Bifulco	Director
/s/ MICHAEL S. IMMORDINO Michael S. Immordino	Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.
23.1	Consent of KPMG LLP.
23.2	Consent of counsel (included in Exhibit 5 above).
24.1	Power of Attorney (contained in Signature Page hereto).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interest of Named Experts and Counsel.
  Item 6. Indemnification of Officers and Directors.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
EXHIBIT INDEX